SCHUMACHER & ASSOCIATES, INC.
                         Certified Public Accountants
                12835 East Arapahoe Road, Tower 11, Suite 110-B
                            Englewood, CO 80112
                       (303)-792-2466 FAX (303)-792-2467


April 9, 1999


United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington D.C. 20549

Re:  Terra Communications Corp. (formerly Cypress Capital, Inc.)

Ladies and Gentlemen:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Terra Telecommunications Corp. (formerly Cypress Capital, Inc.) We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form S-K dated March, 1999 captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 9th day of April, 1999.
Sincerely,

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.